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                                                                  EXHIBIT 99.(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of
The Reserve Fund:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the statement of additional information.

/s/ KPMG LLP

New York, New York
January 11, 2006